For additional information, contact:
T. Heath Fountain
Chief Executive Officer and Acting Chief Financial Officer
229-426-6000, extension 6012

COLONY BANKCORP REPORTS SECOND QUARTER 2023 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.11 PER SHARE

FITZGERALD, GA. (July 26, 2023) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the second quarter of 2023. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $5.3 million, or $0.30 per diluted share, for the second quarter of 2023, compared to $5.0 million, or $0.29 per diluted share, for the first quarter of 2023, and $3.4 million, or $0.19 per diluted share, for the second quarter of 2022.
•Operating net income increased to $5.7 million, or $0.33 of adjusted earnings per diluted share, for the second quarter of 2023, compared to $5.5 million, or $0.31 of adjusted earnings per diluted share, for the first quarter of 2023, and an increase from $5.2 million, or $0.30 of adjusted earnings per diluted share, for the second quarter of 2022. (See Reconciliation of Non-GAAP Measures).
•Continued controlling our noninterest expense through a reduction in force of 23 employees which decreases our fixed compensation expenses by $2.5 million per year going forward.
•Strong liquidity with available sources of funding of approximately $1.4 billion at June 30, 2023. No overnight borrowings utilized or Federal Reserve Bank Term Funding program used as of June 30, 2023.
•Estimated uninsured deposits of $817.8 million, or 30.73% of total Bank deposits at June 30, 2023. Adjusted uninsured deposit estimate (excluding deposits collateralized by public funds or internal accounts) of $489.9 million, or 18.41% of total Bank deposits at June 30, 2023.
•Provision for credit losses of $200,000 was recorded in second quarter of 2023 compared to $900,000 in first quarter of 2023, and $1.1 million in second quarter of 2022.
•Total loans were $1.84 billion at June 30, 2023, an increase of $39.0 million, or 2.17%, from the prior quarter.
•Total deposits were $2.63 billion and $2.52 billion at June 30, 2023 and March 31, 2023, respectively, an increase of $111.1 million.
•Mortgage production was $106.4 million, and mortgage sales totaled $66.4 million in the second quarter of 2023 compared to $62.0 million and $37.6 million, respectively, for the first quarter of 2023.
•Small Business Specialty Lending (“SBSL”) closed $26.0 million in Small Business Administration (“SBA”) loans and sold $11.1 million in SBA loans in the second quarter of 2023 compared to $19.6 million and $11.5 million, respectively, for the first quarter of 2023.

The Company also announced that on July 26, 2023, the Board of Directors declared a quarterly cash dividend of $0.11 per share, to be paid on its common stock on August 23, 2023, to shareholders of record as of the close of business on August 9, 2023. The Company had 17,567,276 shares of its common stock outstanding as of July 25, 2023.

“We are pleased to announce improved quarter over quarter earnings. Non-interest income increased $1.3 million primarily related to higher volume in our mortgage division during the home buying season. Non-interest expenses increased slightly, but are trending lower when excluding variable commission-based expenses and severance costs.”

“Despite the challenging environment for deposits, we saw strong growth in core deposits across our footprint during the quarter as Colony remains committed to building our long-term customer relationships. This growth enhanced our already robust liquidity position and is a testament to the proactivity of our team and the confidence our customers place in Colony Bank” said Heath Fountain, Chief Executive Officer and Acting Chief Financial Officer.

“Net interest margin declined 32 basis points from the previous quarter. This reduction is a product of the interest rate environment and the pressure of cost of funds that is being experienced industry wide. We continue to remain focused on managing our funding costs effectively relative to our growth outlook. At the end of this quarter, we entered into $50 million of cash flow hedges on our wholesale funding that will help protect funding costs in future quarters.”

“Although we did see a slight increase in non-performing loans, asset quality remains high, especially in our commercial real estate portfolio where the number of nonperforming loans remains low. The provision for credit losses was $200,000 for the quarter which is related to lower loan growth of 2.27%, down from 3.6% in the prior quarter, and a portion of that loan growth being the funding of loan commitments that were previously reserved for under the Current Expected Credit Losses (CECL) methodology.”

Balance Sheet

•Total assets were $3.10 billion at June 30, 2023, an increase of $104.1 million from March 31, 2023.
•Total loans, including loans held for sale, were at $1.87 billion at June 30, 2023, an increase of $53.6 million from the quarter ended March 31, 2023.
•Total deposits were $2.63 billion and $2.52 billion at June 30, 2023 and March 31, 2023, respectively, an increase of $111.1 million. Time deposits increased $91.5 million and savings and money market deposits increased $46.7 million, which was partially offset by a decrease in interest bearing demand deposits of $30.4 million from March 31, 2023 to June 30, 2023.
•Total borrowings at June 30, 2023 totaled $218.4 million, a decrease of $10.0 million or, 4.4%, compared to March 31, 2023 related to decreases in Federal Home Loan Bank advances.
Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 8.85%, 12.22%, 14.86%, and 11.12%, respectively, at June 30, 2023.
•Colony repurchased 41,481 shares of its common stock during the quarter at a weighted average price of $9.78.

Second Quarter and June 30, 2023 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $19.3 million for the second quarter ended June 30, 2023 and 2022. Net interest income, on a tax-equivalent basis, for the six months ended June 30, 2023 totaled $40.1 million, compared to $38.6 million for the six months ended June 30, 2022. Although there was no change overall for the comparable quarterly periods and only a moderate increase in year to date comparisons, increases can be seen in both income on interest earning assets offset by expenses on interest bearing liabilities due to the significant rise in interest rates period over period. Income on interest earning assets increased $9.6 million, to $30.9 million for the second quarter of 2023 and $17.8 million, to $59.4 million for the six month period ended June 30, 2023, each compared to the respective period in 2022. Expense on interest bearing liabilities increased $9.6 million, to $11.6 million for the second quarter of 2023 and $16.3 million, to $19.4 million for the six month period ended June 30, 2023, each compared to the respective period in 2022.
•Net interest margin for the second quarter of 2023 was 2.77% compared to 3.15% for the second quarter of 2022. Net interest margin was 2.92% for the six months ended June 30, 2023 compared to 3.15% for the six months ended June 30, 2022. The decrease for both comparisons is the result of an increase in deposit rates along with an increase in borrowings, offset by higher yielding investment securities, an increase in rates paid on deposits with the Federal Reserve and an increase in loan rates.
•Noninterest income totaled $9.0 million for the second quarter ended June 30, 2023, a decrease of $1.1 million, or 10.88%, compared to the same period in 2022. Noninterest income totaled $16.6 million for the six months ended June 30, 2023, a decrease of $2.6 million, or 13.46%, compared to the same period in 2022. These decreases were primarily attributable to decreases in mortgage fee income and SBSL loan sales.
•Noninterest expense totaled $21.4 million for the second quarter ended June 30, 2023, compared to $24.5 million for the same period in 2022. Noninterest expense totaled $42.6 million for the six months ended June 30, 2023, compared to $46.3 million for the same period in 2022. These decreases were a result of overall decreases in salaries and employee benefits related to lower commissions and bonus expenses as well as a decreases in data processing expense as a result of cost savings upon renewal of the core processing contract.

Asset Quality

•Nonperforming assets totaled $11.9 million and $7.8 million at June 30, 2023 and March 31, 2023, respectively, an increase of $4.1 million. This increase was primarily due to the repurchase of the government guaranteed portion of $2.3 million in nonperforming loans.
•Other real estate owned and repossessed assets totaled $792,000 at June 30, 2023 and $651,000 at March 31, 2023.
•Net loans charged-off were $200,000, or 0.04% of average loans for the second quarter of 2023, compared to net charge-offs of $237,000 or 0.05% for the first quarter of 2023.
•The credit loss reserve was $17.1 million, or 0.93% of total loans, at June 30, 2023, compared to $16.6 million, or 0.92% of total loans at March 31, 2023.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, July 27, 2023, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-888-259-6580 (or 1-416-764-8624 for international participants). The conference call access code is 03803040. A replay of the call will be available until Thursday, August 3, 2023. To listen to the replay, dial 1-877-674-7070 and enter the access code 803040#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 38 locations throughout Georgia and is now serving Alabama. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; potential impact of the phase-out of the London Interbank Offered Rate (“LIBOR”) or other changes involving LIBOR; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income and operating efficiency ratio both exclude acquisition-related expenses, severance costs and FHLB mark from called borrowings from net income and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses and gain on sale of bank premises. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2023			2022
(dollars in thousands, except per share data)	Second Quarter		First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$8,952		$7,659	$7,688	$8,145	$10,045
Gain on sale of bank premises	(125)		—	—	—	—
Operating noninterest income	$8,827		$7,659	$7,688	$8,145	$10,045

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$21,432		$21,165	$21,826	$21,367	$24,476
Severance costs	(635)		(431)	—	—	(1,346)
Acquisition-related expenses	—		(161)	—	(2)	(1)
Operating noninterest expense	$20,797	20,797	$20,573	$21,826	$21,365	$23,129

Operating net income reconciliation
Net income (GAAP)	$5,302		$5,043	$5,551	$5,252	$3,415
FHLB mark from called borrowings	—		—	—	—	751
Severance costs	635		431	—	—	1,346
Acquisition-related expenses	—		161	—	2	1
Gain on sale of bank premises	(125)		—	—	—	—
Income tax benefit	(93)		(107)	—	—	(272)
Operating net income	$5,719		$5,528	$5,551	$5,254	$5,241
Weighted average diluted shares	17,580,557		17,595,688	17,630,971	17,645,119	17,586,276
Adjusted earnings per diluted share	$0.33		$0.31	$0.31	$0.30	$0.30

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$13.65		$13.57	$13.08	$12.81	$13.34
Effect of goodwill and other intangibles	(3.07)		(3.08)	(3.10)	(3.12)	(3.44)
Tangible book value per common share	$10.58		$10.49	$9.98	$9.69	$9.90

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	7.72%		7.97%	7.84%	8.06%	8.60%
Effect of goodwill and other intangibles	(1.63)		(1.70)	(1.74)	(1.84)	(2.08)
Tangible equity to tangible assets	6.09%		6.27%	6.10%	6.22%	6.52%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	76.18%		74.98%	75.03%	73.57%	83.75%
Severance costs	(2.26)		(1.53)	—	—	(4.61)
Acquisition-related expenses	—		(0.57)	—	(0.01)	—
FHLB mark from called borrowing	—		—	—	—	(0.65)
Gain on sale of bank premises	0.44		—	—	—	—
Operating efficiency ratio	74.36%		72.88%	75.03%	73.56%	78.49%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.65%		1.86%	1.96%	1.89%	2.16%
Severance Costs	(0.09)		(0.06)	—	—	(0.20)
Acquisition-related expenses	—		(0.02)	—	—	—
Gain on Sale of bank premises	0.02		—	—	—	—
Operating net noninterest expense to average assets	1.58%		1.78%	1.96%	1.89%	1.96%

Pre-provision net revenue
Net interest income before provision for credit losses	$19,181		$20,568	$21,400	$20,899	$19,180
Noninterest income	8,952		7,659	7,688	8,145	10,045
Total income	28,133		28,227	29,088	29,044	29,225
Noninterest expense	21,432		21,165	21,826	21,367	24,476
Pre-provision net revenue	$6,701		$7,062	$7,262	$7,677	$4,749
(1) Net noninterest expense is defined as noninterest expense less noninterest income

Colony Bankcorp, Inc.
Selected Financial Information
	2023		2022
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
Net interest income	$19,181	$20,568	$21,400	$20,899	$19,180
Provision for credit losses	200	900	900	1,320	1,100
Noninterest income	8,952	7,659	7,688	8,145	10,045
Noninterest expense	21,432	21,165	21,826	21,367	24,476
Income taxes	1,199	1,119	811	1,105	234
Net income	5,302	5,043	5,551	5,252	3,415
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,541,661	17,593,879	17,598,123	17,641,123	17,581,212
Weighted average basic shares	17,580,557	17,595,688	17,630,971	17,645,119	17,586,276
Weighted average diluted shares	17,580,557	17,595,688	17,630,971	17,645,119	17,586,276
Earnings per basic share	$0.30	$0.29	$0.31	$0.30	$0.19
Earnings per diluted share	0.30	0.29	0.31	0.30	0.19
Adjusted earnings per diluted share(b)	0.33	0.31	0.31	0.30	0.30
Cash dividends declared per share	0.11	0.11	0.1075	0.1075	0.1075
Common book value per share	13.65	13.57	13.08	12.81	13.34
Tangible book value per common share(b)	10.58	10.49	9.98	9.69	9.90
Pre-provision net revenue(b)	$6,701	$7,062	$7,262	$7,677	$4,749
Performance ratios:
Net interest margin (a)	2.77%	3.08%	3.23%	3.25%	3.15%
Return on average assets	0.70	0.69	0.77	0.75	0.51
Return on average total equity	8.88	8.73	9.76	8.85	5.68
Efficiency ratio	76.18	74.98	75.03	73.57	83.75
Operating efficiency ratio (b)	74.36	72.88	75.03	73.56	78.49
Net noninterest expense to average assets	1.65	1.86	1.96	1.89	2.16
Operating net noninterest expense to average assets(b)	1.58	1.78	1.96	1.89	1.96

Colony Bankcorp, Inc.
Selected Financial Information
	2023		2022
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
EARNINGS SUMMARY
ASSET QUALITY
Nonperforming portfolio loans	$6,716	$5,636	$5,693	$5,292	$4,910
Nonperforming government guaranteed loans	4,369	1,529	17	10	38
Total nonperforming loans (NPLs)	11,085	7,165	5,710	5,302	4,948
Other real estate owned	792	651	651	246	246
Repossessed assets	—	—	—	—	47
Total nonperforming assets (NPAs)	11,877	7,816	6,361	5,548	5,241
Classified loans	19,267	18,747	15,105	18,310	19,612
Criticized loans	48,074	43,281	41,293	43,933	49,569
Net loan charge-offs	200	237	154	198	58
Allowance for credit losses to total loans	0.93%	0.92%	0.93%	0.96%	0.96%
Allowance for credit losses to total NPLs	153.96	231.67	282.45	286.34	282.19
Allowance for credit losses to total NPAs	143.69	212.37	253.55	273.65	266.42
Net charge-offs to average loans	0.04	0.05	0.04	0.05	0.02
NPLs to total loans	0.60	0.40	0.33	0.33	0.34
NPAs to total assets	0.38	0.26	0.22	0.20	0.19
NPAs to total loans and foreclosed assets	0.65	0.43	0.37	0.35	0.36

AVERAGE BALANCES
Total assets	3,030,044	2,949,986	2,863,046	2,777,390	2,676,612
Loans, net	1,814,172	1,765,845	1,637,034	1,509,202	1,384,795
Loans, held for sale	21,237	14,007	22,644	30,238	29,843
Deposits	2,524,949	2,473,464	2,460,664	2,366,710	2,325,756
Total stockholders’ equity	239,579	234,147	225,639	235,557	241,281
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended June 30,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,835,409	$24,113	5.27%	$1,427,563	$16,330	4.59%
Investment securities, taxable	777,133	5,498	2.84%	842,481	4,332	2.06%
Investment securities, tax-exempt [2]	113,931	592	2.08%	114,658	542	1.90%
Deposits in banks and short term investments	73,988	708	3.84%	73,189	103	0.56%
Total interest-earning assets	2,800,461	30,911	4.43%	2,457,891	21,307	3.48%
Noninterest-earning assets	229,583			218,721
Total assets	$3,030,044			$2,676,612
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,372,569	$3,422	1.00%	$1,429,331	$307	0.09%
Other time	651,426	5,134	3.16%	328,355	319	0.39%
Total interest-bearing deposits	2,023,995	8,556	1.70%	1,757,686	626	0.14%
Federal funds purchased	3,402	47	5.49%	7,916	19	0.96%
Federal Home Loan Bank advances[3]	178,132	1,947	4.38%	46,550	943	8.13%
Other borrowings	68,385	1,033	6.06%	44,729	417	3.74%
Total other interest-bearing liabilities	249,919	3,027	4.86%	99,195	1,379	5.58%
Total interest-bearing liabilities	2,273,914	11,583	2.04%	1,856,881	2,005	0.43%
Noninterest-bearing liabilities:
Demand deposits	500,954			$568,070
Other liabilities	15,597			10,380
Stockholders' equity	239,579			241,281
Total noninterest-bearing liabilities and stockholders' equity	756,130			819,731
Total liabilities and stockholders' equity	$3,030,044			$2,676,612
Interest rate spread			2.38%			3.04%
Net interest income		$19,328			$19,302
Net interest margin			2.77%			3.15%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $45,000 and $31,000 for the quarters ended June 30, 2023 and 2022, respectively, are included in income and fees on loans. Accretion income of $53,000 and $269,000 for the quarters ended June 30, 2023 and 2022 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $108,000 and $70,000 for the quarters ended June 30, 2023 and 2022, respectively, are included in tax-exempt interest on investment securities.
3Federal Home Loan Bank advances interest expense includes $751,000 for the quarter ended June 30, 2022 and is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Six months ended June 30,
	2023			2022
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [4]	$1,807,784	$46,313	5.17%	$1,395,179	$32,353	4.68%
Investment securities, taxable	781,989	10,872	2.80%	842,491	8,084	1.93%
Investment securities, tax-exempt [5]	114,137	1,187	2.10%	112,843	1,022	1.83%
Deposits in banks and short term investments	62,507	1,066	3.44%	117,176	159	0.27%
Total interest-earning assets	2,766,417	59,438	4.33%	2,467,689	41,618	3.40%
Noninterest-earning assets	223,818			210,625
Total assets	$2,990,235			$2,678,314
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,391,099	$5,746	0.83%	$1,437,325	$568	0.08%
Other time	579,818	7,809	2.72%	335,744	657	0.39%
Total interest-bearing deposits	1,970,917	13,555	1.39%	1,773,069	1,225	0.14%
Federal funds purchased	5,197	135	5.24%	3,978	19	0.96%
Federal Home Loan Bank advances[6]	163,867	3,572	4.40%	49,100	1,192	4.90%
Other borrowings	72,213	2,123	5.93%	38,492	619	3.24%
Total other interest-bearing liabilities	241,277	5,830	4.87%	91,570	1,830	4.03%
Total interest-bearing liabilities	2,212,194	19,385	1.77%	1,864,639	3,055	0.33%
Noninterest-bearing liabilities:
Demand deposits	$528,432			$560,444
Other liabilities	12,731			11,035
Stockholders' equity	236,878			242,196
Total noninterest-bearing liabilities and stockholders' equity	778,041			813,675
Total liabilities and stockholders' equity	$2,990,235			$2,678,314
Interest rate spread			2.57%			3.08%
Net interest income		$40,053			$38,563
Net interest margin			2.92%			3.15%

4T5
6F

4The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $91,000 and $62,000 for the six months ended June 30, 2023 and 2022, respectively, are included in income and fees on loans. Accretion income of $124,000 and $429,000 for the six months ended June 30, 2023 and 2022 are also included in income and fees on loans.
5Taxable-equivalent adjustments totaling $217,000 and $133,000 for the six months ended June 30, 2023 and 2022, respectively, are included in tax-exempt interest on investment securities.
6Federal Home Loan Bank advances interest expense includes $751,000 for the six months ended June 30, 2022 and is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Segment Reporting
	2023		2022
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Banking Division
Net interest income	$18,562	$20,141	$21,037	$20,508	$18,819
Provision for credit losses	60	900	900	1,320	1,100
Noninterest income	5,433	4,915	4,312	4,288	5,187
Noninterest expenses	17,650	17,812	18,038	17,537	19,504
Income taxes	1,157	1,155	837	1,047	227
Segment income	$5,128	$5,189	$5,574	$4,892	$3,175

Total segment assets	$3,013,689	$2,930,421	$2,857,893	$2,738,082	$2,664,966

Full time employees	383	407	427	396	396

Mortgage Banking Division
Net interest income	$31	$3	$(43)	$17	$57
Provision for credit losses	—	—	—	—	—
Noninterest income	2,015	1,277	1,637	2,345	2,736
Noninterest expenses	1,971	1,712	1,936	2,289	2,799
Income taxes	14	(86)	(6)	10	(7)
Segment income	$61	$(346)	$(336)	$63	$1

Total segment assets	$15,984	$7,895	$18,221	$16,905	$20,183

Variable noninterest expense(1)	$1,149	$890	$1,193	$1,388	$1,611
Fixed noninterest expense	822	822	743	901	1,188

Full time employees	51	59	65	61	59

Small Business Specialty Lending Division
Net interest income	$588	$427	$406	$340	$291
Provision for credit losses	140	—	—	—	—
Noninterest income	1,504	1,464	1,739	1,546	2,135
Noninterest expenses	1,811	1,641	1,852	1,541	2,173
Income taxes	28	50	(20)	48	14
Segment income	$113	$200	$313	$297	$239

Total segment assets	$71,398	$58,625	$60,456	$50,925	$43,553

Full time employees	32	30	30	29	28

Total Consolidated
Net interest income	$19,181	$20,568	$21,400	$20,865	$19,167
Provision for credit losses	200	900	900	1,320	1,100
Noninterest income	8,952	7,659	7,688	8,179	10,058
Noninterest expenses	21,432	21,165	21,826	21,367	24,476
Income taxes	1,199	1,119	811	1,105	234
Segment income	$5,302	$5,043	$5,551	$5,252	$3,415

Total segment assets	$3,101,071	$2,996,941	$2,936,570	$2,805,912	$2,728,702

Full time employees	466	496	522	486	483

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	June 30, 2023	December 31, 2022
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$26,823	$20,584
Interest-bearing deposits in banks and federal funds sold	128,025	60,094
Cash and cash equivalents	154,848	80,678
Investment securities available for sale, at fair value	421,248	432,553
Investment securities held to maturity, at amortized cost	453,912	465,858
Other investments, at cost	14,483	13,793
Loans held for sale	28,268	17,743
Loans, net of unearned income	1,838,842	1,737,106
Allowance for credit losses	(17,066)	(16,128)
Loans, net	1,821,776	1,720,978
Premises and equipment	42,448	41,606
Other real estate	792	651
Goodwill	48,923	48,923
Other intangible assets	4,880	5,664
Bank owned life insurance	56,206	55,504
Deferred income taxes, net	27,948	28,199
Other assets	25,339	24,420
Total assets	$3,101,071	$2,936,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$541,119	$569,170
Interest-bearing	2,086,092	1,921,827
Total deposits	2,627,211	2,490,997
Federal Home Loan Bank advances	155,000	125,000
Other borrowed money	63,399	78,352
Accrued expenses and other liabilities	16,006	11,953
Total liabilities	$2,861,616	$2,706,302

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,541,661 and 17,598,123 issued and outstanding, respectively	$17,542	$17,598
Paid in capital	167,971	167,537
Retained earnings	116,857	111,573
Accumulated other comprehensive loss, net of tax	(62,915)	(66,440)
Total stockholders’ equity	239,455	230,268
Total liabilities and stockholders’ equity	$3,101,071	$2,936,570

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$24,067	$16,279	$46,222	$32,295
Investment securities	5,989	4,803	11,849	8,974
Deposits in banks and short term investments	708	103	1,066	159
Total interest income	30,764	21,185	59,137	41,428

Interest expense:
Deposits	8,556	626	13,555	1,225
Federal funds purchased	47	19	135	19
Federal Home Loan Bank advances	1,947	943	3,572	1,192
Other borrowings	1,033	417	2,123	619
Total interest expense	11,583	2,005	19,385	3,055
Net interest income	19,181	19,180	39,752	38,373
Provision for credit losses	200	1,100	1,100	1,150
Net interest income after provision for credit losses	18,981	18,080	38,652	37,223

Noninterest income:
Service charges on deposits	2,027	1,895	3,941	3,720
Mortgage fee income	2,014	2,736	3,198	5,648
Gain on sales of SBA loans	1,105	1,863	2,162	3,589
Gain on sales of securities	—	—	—	24
Interchange fees	2,131	2,159	4,198	4,159
BOLI income	358	353	689	665
Other	1,317	1,039	2,420	1,386
Total noninterest income	8,952	10,045	16,608	19,191

Noninterest expense:
Salaries and employee benefits	13,348	15,072	25,956	28,344
Occupancy and equipment	1,499	1,608	3,121	3,227
Information technology expenses	2,001	2,549	4,342	4,903
Professional fees	881	1,073	1,596	1,946
Advertising and public relations	673	695	1,666	1,464
Communications	192	417	486	854
Other	2,838	3,062	5,430	5,544
Total noninterest expense	21,432	24,476	42,597	46,282
Income before income taxes	6,501	3,649	12,663	10,132
Income taxes	1,199	234	2,318	1,395
Net income	$5,302	$3,415	$10,345	$8,737
Earnings per common share:
Basic	$0.30	$0.19	$0.59	$0.52
Diluted	0.30	0.19	0.59	0.52
Dividends declared per share	0.11	0.1075	0.22	0.2150
Weighted average common shares outstanding:
Basic	17,580,557	17,586,276	17,588,081	16,731,986
Diluted	17,580,557	17,586,276	17,588,081	16,731,986

Colony Bankcorp, Inc.
Quarterly Comparison
	2023		2022
(dollars in thousands, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets	$3,101,071	$2,996,941	$2,936,570	$2,805,912	$2,728,702
Loans, net	1,821,776	1,783,254	1,720,978	1,571,431	1,438,842
Deposits	2,627,211	2,516,129	2,490,997	2,409,662	2,331,511
Total equity	239,455	238,777	230,268	226,067	234,595
Net income	5,302	5,043	5,551	5,252	3,415
Earnings per basic share	$0.30	$0.29	$0.31	$0.30	$0.19

Key Performance Ratios:
Return on average assets	0.70%	0.69%	0.77%	0.75%	0.51%
Return on average total equity	8.88%	8.73%	9.76%	8.85%	5.68%
Total equity to total assets	7.72%	7.97%	7.84%	8.06%	8.60%
Tangible equity to tangible assets (a)	6.09%	6.27%	6.10%	6.22%	6.52%
Net interest margin	2.77%	3.08%	3.23%	3.25%	3.15%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2023		2022
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core	$1,664,855	$1,614,216	$1,540,561	$1,372,257	$1,217,626
Purchased	173,987	185,637	196,545	214,356	235,179
Total	$1,838,842	$1,799,853	$1,737,106	$1,586,613	$1,452,805

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2023		2022
(dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Alabama	$44,301	$41,118	$21,122	$7,291	$2,255
Augusta	55,124	53,415	52,226	42,079	31,576
Coastal Georgia	242,249	248,253	259,730	252,083	246,187
Middle Georgia	119,041	119,720	115,504	114,630	99,827
Atlanta and North Georgia	420,231	419,480	375,106	356,421	299,901
South Georgia	463,558	448,558	457,283	449,684	445,309
West Georgia	192,348	204,664	210,676	177,431	170,847
Small Business Specialty Lending	56,908	50,513	45,944	35,267	23,539
Consumer Portfolio Mortgages	226,755	211,225	197,672	149,945	131,550
Marine/RV Lending	17,137	2,060	—	—	—
Other	1,190	847	1,843	1,782	1,814
Total	$1,838,842	$1,799,853	$1,737,106	$1,586,613	$1,452,805